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                                                                   EXHIBIT 10.2

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT effective July 1, 1997 is entered into by Collateral Mortgage, Ltd., an Alabama Limited partnership ("Lessor") and New South Federal Savings Bank, an Alabama Corporation ("Lessee").

                                    RECITALS

     Lessor wishes to lease and Lessee wishes to lease from Lessor on the terms and conditions set forth in this Agreement certain assets of Lessor related to Lessor's operation of its residential mortgage origination business (the "Business").

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements contained herein Lessor and Lessee hereby agree as follows:

                         ARTICLE 1 - LEASE OF ASSETS

     1.1 Subject to the terms and conditions of this Agreement, Lessor agrees to lease and deliver to Lessee, and Lessee agrees to lease from Lessor, the furniture, fixtures, equipment, machinery, and all other personal property used in the operation of Lessor's business identified on Schedule 1 attached hereto owned by Lessor, except such thereof as may be disposed of by Lessor in the ordinary course of business prior to the Effective Date (the "Leased Assets).

     1.2 The total Lease amount to be paid for the Leased Assets (the "Leased Amount") shall be $575,487.00. Such Lease amount will be paid by Lessee in equal monthly installments over a period of eleven (11) months from the Effective Date hereof. Lease shall make each monthly installment, five business days after the first day of each month, with the first monthly installment payment due on August 5, 1997.

     1.3 The term of this Agreement shall be for a period of eleven months from the Effective Date.

             ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF LESSOR

     Lessor represents and warrants as follows:

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     2.1  Organization and Authority of Lessor. Lessor is a Limited Partnership
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organized, validly existing and in good standing under the laws of the State of
Alabama. Lessor has the full power and authority to carry out and perform its undertakings and obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Lessor. This Agreement is , valid and binding obligation of Lessor, enforceable against it in accordance with their respective terms.

     2.2  Condition of Properties. The equipment, machinery and fixtures
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utilized by Lessor in the Business are and will be as of the Effective Date in good repair and operating condition and fit for their intended purpose.

     2.3  Litigation. There are no claims, actions, suits, proceedings or
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investigations pending nor, to the knowledge of the Lessor, threatened against or affecting the property of the Business or any of the transactions contemplated by this Agreement. Lessor does not have any knowledge of any state of facts or contemplated event that reasonably may be expected to give rise to any such claim, action, suit, proceeding or investigation.

     2.4  Consent. No consent or approval of, other action by, or any notice to,
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any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution an delivery of this Agreement by Lessor or the consummation by Lessor of the transactions contemplated hereby.

     2.5 Tax Matters. Lessor has filed or caused to be filed completely and accurately all Federal, state, local and foreign tax information returns required under the statutes, rules or regulations of such jurisdictions pertaining to Lessor and the Leased Assets.

     2.6  Insurance. Lessor has, and will maintain until after the Effective
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Date, fire and casualty insurance policies, with extended coverage, for all of the Leased Assets in an amount sufficient to allow it to avoid any material loss with respect thereto.

     2.7  Warranties True at the Effective Date and Survival of Warranties. The
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representations and warranties hereinabove made by Lessor shall be true and correct in all material respects at the Effective Date, except that any

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representation or warranty that by its terms is made with reference to a specific date will have been correct in all material respects as of such date.

             ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF LESSEE

     Lessee represents and warrants to Lessor as follows:

     3.1  Organization and Authority. Lessee is a federally chartered savings
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bank, with full power and authority to carry out and perform its undertakings and obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Lessee.

     3.2  Consents. No consent or approval of, other action by, or any notice to
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any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and delivery of this Agreement by Lessee or the consummation by Lessee's of the transactions contemplated hereby.

     3.3  Warranties True at the Effective Date and Survival of Warranties. The
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representations and warranties hereinabove made by Lessee will be true and correct in all material respects at the Effective Date.

                           ARTICLE 4 - MISCELLANEOUS

     4.1 The parties agree to cooperate in promptly taking any and all action appropriate to consummate the transactions contemplated by this Agreement.

     4.2  Termination. This Agreement will automatically terminate on May 30,
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1998.

     4.3  Amendment. This Agreement may be amended or supplemented at any time
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by mutual written agreement of the parties.

     4.4  Indemnification by Lessor. Lessor shall and hereby agrees to indemnify
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and hold Lessee harmless against and with respect to any damages as hereinafter defined. Damages to Lessee, as used herein, shall include any claim, action, loss, cost, expense, liability, penalty, interest or damage, including, without limitation, reasonable attorneys' fees, and all costs and expenses of all actions, suits, proceedings, demands, assessments, claims and judgments resulting from, occurring in connection with, or arising out of:

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     a)   Any inaccurate representation made by Lessor in this Agreement;

     b)   Any breach of any of the warranties made by Lessor in this Agreement;

     c) Breach or default in performance by Lessor of any of the obligations that are to be performed by Lessor under this Agreement.

     The above indemnification shall extend for a period of one year after the Effective Date.

     Lessee shall give notice to Lessor within a reasonable time from discovery by Lessee of any matters that may give rise to a claim for indemnification from Lessor under this Agreement, and Lessee shall cooperate with Lessor in any investigation by Lessee of such matters.

     4.5  Indemnification by Lessee. Lessee shall and hereby agrees to indemnify
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and hold Lessor harmless against and with respect to any damages as hereinafter defined. Damages to Lessor as used herein, shall include any claim, action, loss, cost, expense, liability, penalty or interest or damage, including without limitation, reasonable attorneys' fees, and all costs and expenses of all actions, suits, proceedings, demands, assessments, claims or judgements resulting from, occurring in connection with, or arising out of:

     a)   Any inaccurate representation made by Lessee in this Agreement:

     b)   Breach of any of the warranties made by Lessee in this Agreement; and

     c) Breach or default in performance by Lessee of any of the obligations that are to be performed by it under this Agreement.

     The above indemnification shall extend for a period of one year after Effective Date.

     Lessor shall give notice to Lessee within a reasonable time from discovery by Lessor of any matters that may give rise to a claim for indemnification from Lessee under the Agreement, and Lessor shall cooperate with Lessee in any investigation by Lessee of such matters.

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     4.6  Assignment of Contracts. To the extent that the assignment of any
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contract, lease, license, commitment, sales order or purchase order to be assigned to Lessee as part of the Leased Assets shall require the consent of any other party, this Agreement shall not constitute an agreement to assign the same if the attempted assignment would constitute a breach thereof. Lessee and Lessor agree to use reasonable efforts to obtain each such consent to the assignment to the Lessee and, failing to obtain such consent will cooperate with each other in order to affect a reasonable arrangement for performance under any such assigned contract.

     4.7  Possession of Assets. Lessor agrees that on and after the Effective
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Date it will upon reasonable request take any and all steps reasonably required to place Lessee in operating control of the Leased Assets to be transferred hereunder and will execute, acknowledge or cause to be executed, acknowledged and delivered all such further assignments, transfers and conveyances as may be reasonably required by Lessee for transferring and confirming to Lessee the Leased Assets.

     4.8  Expense. Except as otherwise provided in this Agreement:
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     (a)  each party shall pay its own expense for the preparation and execution of this Agreement and in connection with the transactions contemplated hereby;

     (b) all transfers, sales, use or similar taxes levied on the transfer of the Leased Assets hereunder and all filing fees with respect to the transactions hereunder shall be paid by Lessor.

     4.9  Access to Records After Closing Date. Lessor and Lessee agree that so
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long as the books and records retained by Lessor relating directly to the Leased
Assets, or the books and records delivered to Lessee hereunder, remain in existence and are available, each party shall have the right to inspect and, at its expense, to make copies of same at any time during business hours for any proper purpose. Lessee will not destroy, without first having offered in writing to deliver to Lessor any of the books and records delivered to Lessee hereunder for a period of two years following the Effective Date. Each party agrees that it will make available to the other party, and to any

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accountants or attorneys or tax agents authorized by such other party, at the expense of the party requesting the same, any such records or information needed in connection with any tax, accounting, litigation or similar matters.

     4.10  Notices. Any notice, request, instruction or other documents to be
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given hereunder by either party hereto to the other shall be given in writing, delivered personally or mailed by registered or certified mail, postage paid:

     (a)   If to Lessor, addressed to:  Mr. Robert Couch
                                        Collateral Mortgage, Ltd.
                                        1900 Crestwood Boulevard
                                        Birmingham, Al 35210

           With a copy to:              Lizabeth R. Nichols, Esquire

     (b)   If to Lessee, addressed to:  Ms. Cheryl Stone
                                        New South Federal Savings Bank
                                        1900 Crestwood Boulevard
                                        Birmingham, AL 35210

           With a copy to:              Lizabeth R. Nichols, Esquire

     4.12  Counterparts and Headings. This Agreement may be executed in one or
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more counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute but one instrument. Any headings used in this Agreement are for convenience only, and only the text of this Agreement shall be binding upon the parties.

     4.13  Parties In Interest. This Agreement is made solely for the benefit of
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Lessee, and Lessor, and no other person, partnership, trust association or corporation shall acquire or have any right under or by virtue of this Agreement. This Agreement shall be binding on the parties hereto and their respective successors and assigns.

     4.14  Entire Agreement. This Agreement, including the Schedules hereto,
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constitutes the entire agreement among the parties with respect to the subject matter hereof and, except as otherwise specifically provided herein, supersedes all prior agreements and understandings of the parties in connection therewith. No covenant or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. The

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provisions of this Agreement may not be changed, modified or amended except in writing duly executed by each party hereto.

     4.15  Partial invalidity. If any term, provision, covenant or condition of
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this Agreement is held by any court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall continue in full force and effect.

     4.16  No Waiver. Any of the terms and conditions of this Agreement may be
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waived at any time and from time to time, in writing, by whichever party hereto is entitled to the benefit of such terms or conditions. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term or any other.

     4.17  Choice of Law. This Agreement shall be governed by and construed
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according to the laws of the State of Alabama.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement.

                                 Lessor - Collateral Mortgage, Ltd.

                                 BY:
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                                     Its:
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                                 Lessee - New South Federal Savings Bank

                                 BY:
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                                     Its:
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